                                                                 EXHIBIT 99.5(g)

           STATE STREET RESEARCH INTERNATIONAL STOCK PORTFOLIO SUB-
                      SUB-INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT made this 1st day of August, 1997, among Metropolitan Series Fund, Inc., a Maryland corporation (the "Fund"), Metropolitan Life Insurance Company (the "Investment Manager"), a New York corporation, State Street Research & Management Company, a Delaware Company (the "Sub-Investment Manager") and GFM International Investors Limited, an England corporation (the "Sub-Sub-Investment Manager");

                                 W I T N E S S E T H :

      WHEREAS, the Fund is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "Investment Company Act");

      WHEREAS, the Fund, a series type of investment company, issues separate classes (or series) of stock, each of which represents a separate portfolio of investments;

      WHEREAS, the Fund is currently comprised of various portfolios, each of which pursues its investment objectives through separate investment policies, and the Fund may add or delete portfolios from time to time;

      WHEREAS, the Sub-Investment Manager and the Sub-Sub Investment Manager are engaged principally in the business of rendering advisory services and are registered as investment advisers under the Investment Advisers Act of 1940;

      WHEREAS, the Fund has employed the Investment Manager to act as investment manager of the State Street Research International Stock Portfolio as set forth in the International Stock Portfolio Investment Management Agreement dated April 29, 1991 between the Fund and the Investment Manager (the "State Street Research International Stock Portfolio Investment

Management Agreement"); and the Fund and the Investment Manager have entered into a separate sub-investment management agreement dated August 1, 1997 with respect to the State Street Research International Stock Portfolio of the Fund with the Sub-Investment Manager ("State Street Research International Stock Sub-Investment Management Agreement"); and

      WHEREAS, the Fund, the Investment Manager and the Sub-Investment Manager desire to enter a separate sub-sub-investment management agreement with respect to the State Street Research International Stock Portfolio of the Fund with the Sub-Sub-Investment Manager;

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund, the Investment Manager, the Sub-Investment Manager and the Sub-Sub-Investment Manager hereby agree as follows:

                                  ARTICLE 1.

                   Duties of the Sub-Sub-Investment Manager.
                   ----------------------------------------

      Subject to the supervision and approval of the Sub-Investment Manager, the Investment Manager and the Fund's Board of Directors, the Sub-Sub-Investment Manager will manage the investment and reinvestment of the assets of the Fund's International Stock Portfolio (the "Portfolio") for the period and on the terms and conditions set forth in this Agreement.

      The Sub-Investment Manager retains full discretion to manage the investments of the Portfolio. The Sub-Investment Manager has complete flexibility to apportion responsibilities for the management of the Portfolio between the Sub-Investment Manager and the Sub-Sub-Investment Manager as the Sub-Investment Manager shall determine in its sole discretion. The Sub-Investment Manager expects, but is not obligated, to periodically provide support through quantitative analysis; investment, market and economic research; asset allocation support; general corporate and administrative services; computer and software facilities and services; fund accounting and back office assistance; and input on other functions.

      In acting as Sub-Sub-Investment Manager to the Fund with respect to the Portfolio, the Sub-Sub-Investment Manager shall determine which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held in the various securities or other assets in which it may invest, subject always to any restrictions of the Fund's Articles of Incorporation and By-Laws, as amended or supplemented from time to time, the provisions of applicable laws and regulations including the Investment Company Act, and the statements relating to the Portfolio's investment objectives, policies and restrictions as the same are set forth in the prospectus and statement of additional information of the Fund then currently effective under the Securities Act of 1933 (the "Prospectus"). Should the Board of Directors of the Fund, the Investment Manager or the Sub-Investment Manager at any time, however, make any definite determination as to investment policy and notify in writing the Sub-Sub-Investment Manager thereof, the Sub-Sub-Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified in writing that such determination has been revoked. The Sub-Sub-Investment Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies of the Portfolio, determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by it.

      On the basis of information about the Fund supplied to the Sub-Sub-Investment Manager, the Sub-Sub-Investment Manager will treat the Fund as a business investor in relation to the services to be provided in accordance with this Agreement. As a consequence, certain of the rules of the Investment Management Regulatory Organization ("IMRO") introduced to protect less sophisticated investors will not apply to this Agreement.

      In connection with the selection of such brokers or dealers and the placing of such orders, the Sub-Sub-Investment Manager is directed at all times to follow the policies of the Fund set forth in the Prospectus. Nothing herein shall preclude the "bunching" of orders for the sale or purchase of portfolio securities with other Fund portfolios or with other accounts managed by the Sub-Sub-Investment Manager. The Sub-Investment Manager shall not favor any account over any other and any purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved and at a price which is approximately averaged.

      Nothing herein contained shall prevent the sale or purchase of investments of which an issue or offer for sale was underwritten, managed or arranged by the Sub-Sub-Investment Manager or an Associate during the twelve months preceding such sale or purchase, provided that such sales purchase is otherwise permitted under the Investment Company Act and the rules and regulations thereunder.

      If and to the extent that the investment objectives of the Fund and the State Street Research International Stock Portfolio permit the holding of units in collective investment schemes, the Sub-Sub-Investment Manager may acquire or dispose of units in such collective investment schemes operated or advised by the Sub-Sub-Investment Manager or an Associate, provided that such acquisition or disposition is otherwise permitted by the Investment Company Act and the rules and regulations thereunder.

      The Sub-Sub-Investment Manager may not commit the Fund to underwrite any issue or offer for sale of securities, except to the extent that the Fund may be deemed to be a statutory underwriter for purposes of the Securities Act of 1933 in selling its portfolio securities.

      In connection with these services the Sub-Sub-Investment Manager will provide investment research as to the Portfolio's investments and conduct a continuous program of evaluation of their assets. The Sub-Sub-Investment Manager will furnish the Sub-Investment Manager, the Investment Manager and the Fund such statistical information with respect to the investments it makes for the Portfolio as the Sub-Investment Manager, the Investment Manager and the Fund may reasonably request. On its own initiative, the Sub-Sub-Investment Manager will apprise the Sub-Investment Manager, the Investment Manager and the Fund of important developments materially affecting the Portfolio and will furnish the Sub-Investment Manager, the Investment Manager and the Fund from time to time such information as may be believed appropriate for this purpose. The Sub-Sub-Investment Manager shall send to the Fund a half-yearly periodic statement of the Portfolio in accordance with Rule 21, Chapter IV of the rules of IMRO. In addition, the Sub-Sub-Investment Manager will furnish the Sub-Investment Manager, the Investment Manager and the Fund's Board of Directors such periodic and special reports as any of them may reasonably request.

      The Sub-Sub-Investment Manager will not hold money or investments on behalf of the Fund. The money and investments will be held by the Custodian of the Fund, which is not an Associate of the Sub-Sub-Investment Manager.

      The Sub-Sub-Investment Manager will exercise its best judgment in rendering the services provided for in this Article 1, and the Fund, the Investment Manager and the Sub-Investment Manager agree, as an inducement to the Sub-Sub-Investment Manager's undertaking so to do, that the Sub-Sub-Investment Manager will not be liable under this Agreement for any mistake of judgment or in any other event whatsoever, except as hereinafter provided. The Sub-Sub-Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund, the Investment Manager or the Sub-Investment Manager in any way or otherwise be deemed an agent of the Fund, the Investment Manager or the Sub-Investment Manager other than in furtherance of its duties and responsibilities as set forth in this Agreement.

                                  ARTICLE 2.

                      Sub-Sub-Investment Management Fee.
                      ---------------------------------

      The payment of advisory fees and the allocation of charges and expenses between the Fund, the Investment Manager and the Sub-Investment Manager with respect to the Portfolio are set forth in the State Street Research International Stock Portfolio Investment Management Agreement and the State Street Research International Stock Portfolio Sub-Investment Management Agreement. Nothing in this State Street Research International Stock Portfolio Sub-Sub-Investment Management Agreement shall change or affect that arrangement. The payment of advisory fees and the apportionment of any expenses related to the services of the Sub-Sub-Investment Manager under this Agreement shall be the sole concern of the Investment Manager and the Sub-Investment Manager and shall not be the responsibility of the Fund.

      In consideration of services rendered pursuant to this Agreement, the Sub-Investment Manager will pay the Sub-Sub-Investment Manager on the first business day of each month the fee at the annual rate specified by the schedule of fees in the Appendix to this Agreement. The fee for any period from the date the Portfolio commences operations to the end of the month will be prorated according to the proportion which the period bears to the full month, and, upon any termination of this Agreement before the end of any month, the fee for the part of the month during which the Sub-Sub-Investment Manager acted under this Agreement will be prorated according to the proportion which the period bears to the full month and will be payable upon the date of termination of this Agreement.

      For the purpose of determining the fees payable to the Sub-Sub-Investment Manager, the value of the Portfolio's net assets will be computed in the manner specified in the Fund's Prospectus. The Sub-Sub-Investment Manager will bear all of its own expenses (such as research costs) in connection with the performance of its duties under this Agreement except for those which the Sub-Investment Manager agrees to pay.

                                Other Matters.
                                -------------

      The Sub-Sub-Investment Manager may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement. The compensation of any such persons will be paid by the Sub-Sub-Investment Manager, and no obligation will be incurred by, or on behalf of, the Fund, the Investment Manager or the Sub-Investment Manager with respect to them.

      The Fund, the Investment Manager and the Sub-Investment Manager understand that the Sub-Sub-Investment Manager now acts and will continue to act as investment manager to various investment companies and fiduciary or other managed accounts, and the Fund, the Investment Manager and the Sub-Investment Manager have no objection to the Sub-Sub-Investment Manager's so acting. In addition, the Fund understands that the persons employed by the Sub-Sub-Investment Manager to assist in the performance of the Sub-Sub-Investment Manager's duties hereunder will not devote their full time to such service, and nothing herein contained shall be deemed to limit or restrict the Sub-Sub-Investment Manager's right or the right of any of the Sub-Sub-Investment Manager's affiliates to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.

      The Sub-Sub-Investment Manager agrees that all books and records which it maintains for the Fund are the Fund's property. The Sub-Sub-Investment Manager also agrees upon request of the Investment Manager or the Fund, promptly to surrender the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities. The Sub-Sub-Investment Manager further agrees to maintain and preserve its books and records in accordance with the Investment Company Act and rules thereunder.

      The Sub-Sub-Investment Manager will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence of the Sub-Sub-Investment Manager in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

      The Investment Manager has herewith furnished the Sub-Sub-Investment Manager copies of the Fund's Prospectus, Articles of Incorporation and By-Laws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-Sub-Investment Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Sub-Investment Manager will be entitled to rely on all documents furnished to it by the Investment Manager, the Sub-Investment Manager or the Fund.

                                  ARTICLE 3.

                  Duration and Termination of this Agreement.
                  ------------------------------------------

      This Agreement shall become effective as of the date first above written and shall remain in force until May 16, 1998 and thereafter shall continue in effect, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding shares of the Portfolio, on sixty days' written notice to the Investment Manager, the Sub-Investment Manager and the Sub-Sub-Investment Manager or by the Investment Manager, the Sub-Investment Manager or the Sub-Sub-Investment Manager on sixty days' written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the State Street Research International Stock Portfolio Investment Management Agreement.


                                  ARTICLE 4.

                                 Definitions.
                                 -----------

      The terms "assignment," "interested person," and "majority of the outstanding shares," when used in this Agreement, shall have the respective meanings specified under the Investment Company Act.

      The term "Associate" means a holding company or subsidiary of the Sub-Sub-Investment Manager and any other subsidiary of such holding company, and any other person who alone or with any Associate (as so defined) is entitled to control the exercise of 15 per cent of the voting power at any general meeting of the Sub-Sub-Investment Manager or such holding company or subsidiary.

      The term "Custodian" means State Street Bank and Trust Company of 225 Franklin Street, Boston, Massachusetts 02110.

                                   ARTICLE 5.

                              Complaints Procedure
                              --------------------

      The Sub-Sub-Investment Manager has in operation a written procedure in accordance with the rules if IMRO for the effective consideration and proper handling of complaints from clients. Any complaint by the Fund should be sent in writing to the compliance officer of the Sub-Sub-Investment Manager at 2A Great Titchfield Street, London, England WIP 7AA. If the matter cannot be resolved immediately to the Fund's satisfaction then the compliance officer will conduct an investigation into the complaint and will notify the Fund within 14 days as to what action the Sub-Sub Investment Manager intends to take with regard to the matter. The Fund is also entitled to make any complaint about the Sub-Sub-Investment Manager to IMRO. At the Fund's request, IMRO will provide a statement describing the Fund's right to compensation in the event of the Sub-Sub-Investment Manager's inability to meet any liabilities to the Fund.


                                  ARTICLE 6.

                         Amendments of this Agreement.
                         ----------------------------

      This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, to the extent permitted by the Investment Company Act, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) by the vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE 7.

                                Governing Law.
                                -------------

      The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                  ARTICLE 8.

                                   Notices.
                                   -------



      Notices to be given hereunder shall be addressed to:

           Fund:        Christopher P. Nicholas
                        President and Chief Operating Officer
                        Metropolitan Series Fund, Inc.
                        One Madison Avenue, Area 7G
                        New York, New York 10010


Investment Manager:     Gary A. Beller, Esq.
                        Executive Vice-President and General Counsel

                        Metropolitan Life Insurance Company
                        One Madison Avenue, Area 11G
                        New York, New York 10010


Sub-Investment Manager: Francis J. McNamara, III
                        Executive Vice President, Secretary & General Counsel State Street Research & Management Company
                        One Financial Center
                        Boston, Massachusetts 02111


Sub-Sub-Investment      Ian R. Vose
Manager:                Senior Vice President and CIO
                        GFM International Investors Limited
                        5 Upper St. Martins Lane
                        London, England WC2H 9EA



Changes in the foregoing notice provisions may be made by notice in writing to the other parties at the addresses set forth above. Notice shall be effective upon delivery.

                                METROPOLITAN SERIES FUND, INC.


                                By__________________
                                  President

  Attest:


--------------------
  Secretary

                                METROPOLITAN LIFE INSURANCE
                                COMPANY


                                By_________________________


  Attest:


----------------------
  Assistant Secretary



                                STATE STREET RESEARCH & MANAGEMENT COMPANY


                                By_____________________


  Attest:

--------------------
  Secretary

                                GFM INTERNATIONAL INVESTORS LIMITED


                                By_______________________

  Attest:

-----------------

                                  APPENDIX A

                      GFM INTERNATIONAL INVESTORS LIMITED
                      -----------------------------------

                     Metropolitan Series Fund Fee Schedule
                     -------------------------------------

              State Street Research International Stock Portfolio
              ---------------------------------------------------



                                  1st $500M      .50%
                                 next $500M      .45%
                                  above $1,000M  40% of the average daily
                                        value the net assets of the Portfolio.

                                  APPENDIX B


                       GENERAL RISK DISCLOSURE STATEMENT
                       ---------------------------------


                                    PART I
                                    ------


This statement is made in compliance with the rules of the Securities and Investments Board.


The risk of loss in investing in commodity, financial or other futures, options or contracts for differences can be substantial. The Fund should carefully consider whether such investments are suitable for it in the light of its circumstances and financial resources. The Fund should be aware of the following points:

1. In a relatively short time it may sustain a total loss of the deposits and of the margin placed with the Sub-Sub-Investment Manager to establish or maintain an open position if the market moves against it. The Fund may be called upon to deposit a substantial additional margin, at short notice, to maintain its position. If the Fund does not provide such additional funds within the time required, its position may be liquidated at a loss and it will be liable for any resulting deficit.

2. If the Fund deposits collateral as security for calls made upon it by the Sub-Sub-Investment Manager it will lose its identity as the Fund's property once dealings on its behalf are undertaken and may be passed on to an exchange's clearing house or other brokers. Even if its dealings should ultimately prove profitable, the Fund may have to accept payment in cash and not get back the actual assets which it has deposited. Nor will the Fund's deposit be protected to the same extent as would a cash deposit held on trust in a segregated client bank account.

3. Under certain market conditions it may be difficult or impossible to liquidate a position. This may occur, for example, at times of rapid price movement if the price rises or falls in one trading session to such an extent that, under the rules of the relevant exchange, trading is suspended or restricted.

4. Placing a stop-loss order will not necessarily limit the Fund's losses to the intended amounts, for market conditions may make it impossible to execute such orders at the stipulated price.

5. A spread or straddle position may be as risky as a single long or short position and can be more complex.

6. Markets in futures, options and contracts for differences can be highly volatile and investment in them carries a high risk of loss. The high degree of "gearing" or "leverage" is a particular feature of this type of transaction. This stems from the margining system applicable to such contracts which generally involves a comparatively modest deposit of margin in terms of the overall contract value, so that a relatively small market movement can have a disproportionately dramatic effect on the Fund's investment. If the market movement is in the Fund's favor, it may achieve a good profit return, but an equally small adverse market movement can result not only in the loss of the Fund's entire original investment, but may also expose it to the distinct possibility of an unquantifiable loss exceeding its original investment.

7. If the Fund takes (buys) an option, its risk in most cases will be less than trading in futures since the Fund should not lose more than the premium it paid plus any commission or other transaction charges. However, there are many different types of options with different peculiarities and subject to different conditions. The Fund should accordingly require the Sub-Sub-Investment Manager to inform it of all relevant details before committing itself. In all cases the Fund can easily lose its entire investment in the option. If the Fund grants (sells) an option, its risk of loss may be at least as great as its exposure in trading futures. Although the Fund will receive a premium payment for granting (selling) the option, a relatively small adverse market movement can quickly eradicate that premium. The Fund may be liable to pay substantial additional margins which could involve it in significant losses. Moreover, the buyer of an option acquires certain rights which may limit the Fund's ability to protect itself. Only experienced traders should contemplate granting options and then only after securing full details from the Sub-Sub-Investment Manager of the applicable conditions and potential risk exposure.

8. Where the Sub-Sub-Investment Manager deals for the Fund it should, unless the Fund has effectively agreed otherwise in circumstances where this is permitted under the rules of the Securities and Investments Board, do so only in contracts of the types dealt with on one of the recognized or designated exchanges. If the Fund instructs the Sub-Sub-Investment Manager to deal on foreign markets, it will probably instruct a broker in the country concerned. Normally that broker will not be subject to the rules or regulations of the Securities and Investments Board and the exchange on which that foreign broker effects the transactions may not be subject to as strict regulations as a recognized investment exchange in the United Kingdom. Hence the degree of protection afforded to the Fund may be less than if the Fund restricts its transactions to United Kingdom markets. The Fund should ensure that the Sub-Sub-Investment Manager explains the protections which will operate and ascertain whether it accepts liability for any default of the foreign broker that he employs. If the Sub-Sub-Investment Manager does not accept such a liability the Fund could lose all that it has invested or stands to gain if the foreign broker defaults.

9. The Fund should require of the Manager prior to the commencement of trading written confirmation of all commission and other transactions charges for which the Fund will be liable. In the event that any charges are not expressed in money terms, (but, for example, as a percentage of contract value) the Fund should obtain a clear written explanation, including appropriate examples, to establish what such charges are likely to mean in specific money terms. The Fund should realize that when commission is charged as a percentage it will normally be as a percentage of the total contract value and not simply a percentage of the Fund's deposit.

10. The Sub-Sub-Investment Manager may also be a dealer trading for its own account and may accordingly be involved in the same markets as the Fund. Under such circumstances the Company should be aware that the Sub-Sub-Investment Manager's own account involvement could be contrary to the Fund's interests. The Sub-Sub-Investment Manager is required to inform the Fund in advance if the Sub-Sub-Investment Manager deals on his own behalf in relevant markets.*

11. The guarantee of performance by the exchanges' clearing houses applies only to their contracts with members. They do not guarantee performance of the Sub-Sub-Investment Manager's contracts with the Fund.

12. The Sub-Sub-Investment Manager's insolvency or that of any other brokers involved may lead to the Fund's positions being closed without the Fund's consent.

13. The Fund has agreed that its money held by the Sub-Sub-Investment Manager need not be segregated in a client bank account and the Fund will lack that protection should the Sub-Sub-Investment Manager become insolvent.+



This brief statement cannot disclose all risks of investments in futures, options and contracts for differences. They are not suitable for many members of the public and the Fund should carefully study such investments before he commits funds to them. They may also have tax consequences and on this the Fund should consult its lawyer, accountant or other tax adviser.



                     GFM INTERNATIONAL INVESTORS LIMITED.



I have read and understood Part I of this risk disclosure statement set out above



______________________________________Date


______________________________________Signature


For and on behalf of:

-------------------------
METROPOLITAN SERIES FUND, INC.


* Notwithstanding that the rules of the Securities and Investments Board require the Sub-Sub-Investment Manager to so state, the Sub-Sub-Investment Manager will not be acting as a dealer trading for his own account.

+ Notwithstanding that the rules of the Securities and Investments Board require the Sub-Sub-Investment Manager to so state, the Fund has agreed that its money will not be held by the Sub-Sub-Investment Manager, but rather will be held by its custodian.

                       GENERAL RISK DISCLOSURE STATEMENT
                       ---------------------------------

                                    PART II

                         Limited Liability Transaction
                         -----------------------------



1. Before entering into a limited liability transaction, the Fund should obtain from the Sub-Sub-Investment Manager a formal written statement confirming that the extent of the Fund's loss liability on each transaction will be limited to an amount agreed by the Fund prior to entering into the transaction.

2. The amount of such agreed liability must be indicated in the contract or confirmation note of the transactions.

3. The Fund is required under the rules of the Securities and Investments Board to deposit in cash the amount of the agreed maximum liability assumed by the Fund in relation to each transaction.

4. The amount the Fund can lose in limited liability transactions will be less than in other margined transactions which have no predetermined loss limit. Nevertheless, even though the extent of loss will be subject to the agreed limited, the Fund may sustain the loss in a relatively short time. The Fund's loss may be limited, but the risk of it sustaining the total loss of his deposit is substantial.

5. The commission or other costs the Fund will incur in entering into this type of transaction are likely to be substantially higher than for other margined transactions where there is no guaranteed loss limit. Such costs must be included in (and not additional to) the Fund's agreed loss liability, and the Fund should be aware that higher charges increase the likelihood and extent of his loss.

I have read and understood Part II of this risk disclosure statement set out above.


-----------------------------
Date


-----------------------------------------------
Signature

For and on behalf of:



--------------------------
METROPOLITAN SERIES FUND, INC